                                                                      EXHIBIT 12

                       KINDERCARE LEARNING CENTERS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
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
                                                          PRE-CONFIRMATION                                POST-CONFIRMATION
                                              ----------------------------------------               ----------------------------
                                                                                                                      FISCAL YEAR
                                                 FISCAL YEAR ENDED                                                       ENDED
                                              ------------------------                                                -----------

                                                                           THIRTEEN                       EIGHT
                                              JANUARY 3,                 WEEKS ENDED    YEAR ENDED     WEEKS ENDED      JUNE 3,
                                                 1992      JANUARY 1,      APRIL 2,       MAY 28,        MAY 28,         1994
                                              (53 WEEKS)      1993           1993          1993           1993        (53 WEEKS)
                                              -----------  -----------  --------------  -----------  ---------------  -----------
                                                                                           (DOLLARS IN THOUSANDS)
Earnings:
Income (loss) before income taxes and
  extraordinary items.......................   $ (49,053)   $ (10,968)    $  (88,957)    $ (96,104)     $     890      $  32,667
Interest expense............................      46,578       38,400            692        24,709          3,253         17,675
Rent expense................................      10,041        8,838          1,650         7,796          1,206          7,521
                                              -----------  -----------  --------------  -----------       -------     -----------
                                               $   7,566    $  36,270     $  (86,615)    $ (63,599)     $   5,349      $  57,863
                                              -----------  -----------  --------------  -----------       -------     -----------
                                              -----------  -----------  --------------  -----------       -------     -----------
Fixed Charges:
Interest expense............................   $  46,578    $  38,400     $      692     $  24,709      $   3,253      $  17,675
Rent expense................................      10,041        8,838          1,650         7,796          1,206          7,521
                                              -----------  -----------  --------------  -----------       -------     -----------
                                               $  56,619    $  47,238     $    2,342     $  32,505      $   4,459      $  25,196
                                              -----------  -----------  --------------  -----------       -------     -----------
                                              -----------  -----------  --------------  -----------       -------     -----------
Ratios of earnings to fixed charges.........      --           --             --            --                1.2            2.3
                                              -----------  -----------  --------------  -----------       -------     -----------
                                              -----------  -----------  --------------  -----------       -------     -----------
Deficiency of earnings to fixed charges.....   $  49,053    $  10,968     $   88,957     $  96,104
                                              -----------  -----------  --------------  -----------
                                              -----------  -----------  --------------  -----------

                                                                                       TWENTY-EIGHT WEEKS ENDED
                                                                                   --------------------------------
                                                                       PRO FORMA                       PRO FORMA
                                               JUNE 2,     MAY 31,      MAY 31,     DECEMBER 13,     DECEMBER 13,
                                                1995        1996         1996           1996             1996
                                              ---------  -----------  -----------  ---------------  ---------------
Earnings:
Income (loss) before income taxes and
  extraordinary items.......................  $  36,103   $  35,232    $  10,515      $  16,062        $   2,299
Interest expense............................     17,318      16,727       41,444          8,141           21,904
Rent expense................................      8,700       8,838        8,838          4,836            4,836
                                              ---------  -----------  -----------  ---------------  ---------------
                                              $  62,121   $  60,797    $  60,797      $  29,039        $  29,039
                                              ---------  -----------  -----------  ---------------  ---------------
                                              ---------  -----------  -----------  ---------------  ---------------
Fixed Charges:
Interest expense............................  $  17,318   $  16,727    $  41,444      $   8,141        $  21,904
Rent expense................................      8,700       8,838        8,838          4,836            4,836
                                              ---------  -----------  -----------  ---------------  ---------------
                                              $  26,018   $  25,565    $  50,282      $  12,977        $  26,740
                                              ---------  -----------  -----------  ---------------  ---------------
                                              ---------  -----------  -----------  ---------------  ---------------
Ratios of earnings to fixed charges.........        2.4         2.4          1.2            2.2              1.1
                                              ---------  -----------  -----------  ---------------  ---------------
                                              ---------  -----------  -----------  ---------------  ---------------
Deficiency of earnings to fixed charges.....
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